Exhibit 10.4
[Execution Form]
     THIS PLEDGE AGREEMENT (NOTEHOLDERS), dated as of June 26, 2008 (this “Agreement”), is made and entered into by and among,
     (i) WESTMORELAND COAL COMPANY, a Delaware corporation (“Parent”),
     (ii) WESTMORELAND MINING LLC, a Delaware limited liability company (the “Company”),
     (iii) each other Person who shall from time to time become a party hereto as a pledgor hereunder (each, an “Additional Pledgor”; all such Additional Pledgors, together with Parent and the Company, being hereinafter sometimes referred to, collectively, as the “Pledgors” and, each individually, as a “Pledgor”) by execution of a Joinder Agreement pursuant hereto, and
     (iv) U.S. BANK NATIONAL ASSOCIATION, a national banking association, in its capacity as Collateral Agent under the Collateral Agency Agreement referred to below (together with its successors from time acting as such Collateral Agent thereunder, the “Secured Party”) on behalf and for the benefit and security of the Noteholders referred to below.
RECITALS:
     A. The Company and the Guarantors identified therein have entered into a Note Purchase Agreement, dated as of June 26, 2008 (as the same may be amended, supplemented, extended, renewed or replaced and in effect from time to time, the “Note Agreement”), with the institutional investors identified in Schedule 1 thereto (collectively, the “Purchasers”, and, each individually, a “Purchaser”), providing, among other things, for (1) the issue and sale by the Company and, subject to the terms and conditions set forth therein, the purchase by the Purchasers severally, of the Company’s 8.02% Senior Guaranteed Secured Notes due 2018 in an original aggregate principal amount of $125,000,000 (the “Notes”, such term to include any such notes issued pursuant to Section 13 of the Note Agreement in substitution for any previously issued Notes), and (2) the joint and several guaranty of the Secured Obligations by the Guarantors.
     B. The Company, each of the Guarantors, Texas Westmoreland Coal Co., a Montana corporation (“TWCC”), the Secured Party, the Securities Intermediary, and the Purchasers have entered into the Collateral Agency Agreement, dated as of June 26, 2008 (as the same may be amended, supplemented, extended, renewed or replaced and in effect from time to time, the “Collateral Agency Agreement”), in order, among other things, to set forth certain rights, powers and remedies of the Collateral Agent, for the equal and ratable benefit and security of the Noteholders, with respect to the Collateral (including the Pledged Collateral referred to below) securing the Secured Obligations.
     C. It is a condition to the obligations of the respective Purchasers to purchase Notes pursuant to the Note Agreement that Parent and the Company enter into this Agreement with the Secured Party and that, pursuant hereto, all of the issued and outstanding Equity Interests of each corporation, limited liability company, partnership or other entity (each a “Pledged Company” and collectively the “Pledged Companies”) that is either identified on Schedule 1 hereto or owned by an Additional Pledgor, or acquired subsequent to the date hereof by any Pledgor (other than Parent), be pledged to the Secured Party in accordance herewith.
     D. On the date hereof the outstanding Equity Interests in each of the Pledged Companies identified on Schedule 1 hereto are owned by Parent or the Company, as indicated on such Schedule 1.
     E. Each Pledgor acknowledges that it will materially benefit from the issue and sale of the Notes and the maintenance of the Notes outstanding in accordance with the terms of the Note Agreement, and that, in order to induce the Purchasers to purchase the Notes pursuant to the Note Agreement, and to assure compliance by the Obligors with the terms thereof, it is desirous of entering into this Agreement and providing collateral security for the Secured Obligations in accordance with the further provisions hereof.
     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Defined Terms.
          (a) Capitalized terms used herein, unless otherwise defined in Section 1(b) or elsewhere in this Agreement, shall have the respective meanings assigned to them in the Note Agreement; provided that, where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) which are defined in the Uniform Commercial Code as enacted in the State of New York (as amended from time to time, the “Code”), shall have the respective meanings assigned to such terms therein.
          (b) As used in this Agreement, the following terms shall have the respective meanings indicated (terms defined in the singular to have a correlative meaning when used in the plural and vice-versa):
          “Acknowledgment” is defined in Section 4.
          “Acquisition Event” is defined in Section 12.
          “Additional Pledgor” is defined in the introductory paragraph.
          “Agreement” is defined in the introductory paragraph.
          “Code” is defined in Section 1(a).
          “Collateral Agency Agreement” is defined in Recital paragraph B.
          “Company” is defined in the introductory paragraph.
          “Equity Interests” shall mean, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including shares or partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “Joinder Agreement” is defined in Section 12(i).
          “Limited Liability Company Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 26, 2008, entered into by the Company, Parent, as the sole equity member, and the Independent Manager identified (and as that term is defined) therein, as such Second Amended and Restated Limited Liability Company Agreement may be amended or otherwise modified from time to time as permitted by this Agreement, the Note Agreement and the other Financing Documents.
          “Note Agreement” is defined in Recital paragraph A.
          “Notes” is defined in Recital paragraph A
          “Organizational Documents” shall mean, with respect to any Pledged Company or any Pledgor, as applicable, its articles of incorporation, charter, bylaws, partnership agreement, certificate of limited partnership, limited liability company operating agreement or member agreement, any similar organizational agreement, and any agreement among the owners or holders of the Equity Interests in such Pledged Company or Pledgor.
          “Parent” is defined in the introductory paragraph.
          “Pledged Collateral” shall mean and include all of the following:
          (i) all Equity Interests and securities (collectively, “Investments”) listed on Schedule 1 attached hereto in respect of any Pledged Company identified thereon, and all rights and privileges pertaining thereto, including, without limitation, all present and future Equity Interests and securities receivable in respect of or in exchange for any such Investments, all rights under any Organizational Documents and other similar agreements relating to any Investments, all rights to subscribe for Equity Interests or securities incident to or arising from ownership of any Investments, all cash, interest, additional Equity Interests or securities and other dividends or distributions paid or payable on or in respect of any such Investments, and all books and records (whether paper, electronic or any other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books;
          (ii) all other Equity Interests and securities (collectively, “Additional Investments”) at any time owned or acquired by any Pledgor (including any Additional Pledgor) in respect of any Pledged Company, and all rights and privileges pertaining thereto, including, without limitation, all present and future Equity Interests and securities receivable in respect of or in exchange for any Additional Investments, all rights under any Organizational Documents and other similar agreements relating to any Additional Investments, all rights to subscribe for

Equity Interests or securities, incident to or arising from ownership of any Additional Investments, all cash, interest, additional Equity Interests or securities and other dividends or distributions paid or payable on or in respect of any Additional Investments, and all books and records (whether paper, electronic or other medium) pertaining to the foregoing, including, without limitation, all stock record and transfer books;
          (iii) all books, records, ledgers, ledger cards, files correspondence, computer programs software, disks, tapes and related data that at any time evidence or relate to any of the foregoing or are otherwise necessary or helpful in the collection thereof or realization thereon; and
          (iv) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds (as defined in the Code) thereof.
          “Pledged Company” and “Pledged Companies” are defined in Recital paragraph C. For the avoidance of doubt, TWCC shall not in any event constitute a Pledged Company (and the term “Pledged Company” shall not include TWCC).
          “Pledge Documents” is defined in Section 3.
          “Pledgor” and “Pledgors” are defined in the introductory paragraph.
          “Purchaser” and “Purchasers” are defined in Recital paragraph A.
          “Secured Obligations” shall mean all indebtedness, liabilities and obligations of any nature of the Company or any other Obligor, now or hereafter existing under or pursuant to or arising out of or in connection with the Notes, the Note Agreement or the other Financing Documents, in the case of each thereof as the same may be amended, supplemented, extended, renewed or replaced and in effect from time to time, including without limitation, (i) the payment of the principal of, Make-Whole Amount, if any, and interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Company or another Obligor would accrue) on the Notes, and (ii) the due performance and observance of, and compliance with, all covenants, agreements, terms and conditions of the Notes, the Note Agreement and each other Financing Document required to be observed, performed or complied with by the Company or any other Obligor.
          “Secured Party” is defined in the introductory paragraph.
     2. Grant of Security Interests.
          (a) In order to secure the prompt payment and performance in full of all Secured Obligations in accordance with the Note Agreement and the other Financing Documents, each Pledgor hereby sells, assigns, conveys, mortgages, pledges, hypothecates, transfers, confirms and grants unto the Secured Party, for the equal and ratable benefit and security of the Noteholders, a lien on and a first priority security interest in all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to and under the Pledged Collateral, whether now existing or hereafter coming into existence, whether now held or owned or hereafter acquired, as now in existence or in effect or as hereafter modified, amended or supplemented, and wherever the same may be located.
     (b) Upon its execution and delivery of this Agreement, and from time to time thereafter as required by Section 6(g), each Pledgor shall deliver to and deposit with the Secured Party in pledge, all stock certificates, instruments or other documents evidencing the Pledged Collateral owned by such Pledgor, together with undated stock powers or other appropriate instruments and documents, signed in blank by such Pledgor.
     (c) Any right, title and interest hereby assigned to the Secured Party hereunder includes, without limitation, the right to further assign such right, title and interest.
     (d) Notwithstanding any provision of this Agreement to the contrary, each Pledgor, shall remain liable under the Organizational Documents relating to the Equity Interests pledged by such Pledgor hereunder to observe and perform all the respective conditions and obligations to be observed and performed thereunder by the owner and holder of such Equity Interests, all in accordance with and pursuant to the terms and provisions of such Organizational Documents. The granting of any of the rights inuring to the Secured Party hereunder shall not release such Pledgor from any of its duties or obligations under the applicable Organizational Documents or constitute an assumption by the Secured Party or the Noteholders of such duties and obligations. Neither the Secured Party nor any Noteholder shall have any obligation or liability under any such Organizational Documents by reason of or arising out of this Agreement or the pledge and assignment of rights hereunder to the Secured Party or the receipt by the Secured Party of any payment under or in respect of or relating to any Pledged Collateral or Organizational Documents pursuant hereto, nor shall the Secured Party or any Noteholder be required or obligated in any manner to perform or fulfill any of the obligations of such Pledgor under or pursuant to any such Organizational Documents, or to make any payment thereunder, or to make any inquiry as to the nature or the sufficiency of any payment received by the Secured Party or the sufficiency of any performance by any party under any such Organizational Documents, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to the Secured Party or to which it may be entitled at any time or times pursuant hereto.
     3. Further Assurances.
          Concurrently with the execution and delivery of this Agreement, and thereafter at any time and from time to time upon reasonable request of the Required Holders, each Pledgor shall execute and deliver to the Secured Party all such financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, “Pledge Documents”) which the Required Holders may reasonably request, and in form reasonably satisfactory to the Required Holders, and take such other action as the Required Holders may reasonably request, to create and maintain, perfect and continue perfected, a Prior Security Interest in favor of the Secured Party in the Pledged Collateral and to fully consummate the transactions contemplated by this Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Secured Party (and any of the Secured Party’s officers or employees or agents designated by the Secured Party) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Pledge Documents which the Secured Party determines must be executed, filed, recorded or sent in order to perfect or continue perfected the Secured Party’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid and performed in full.
     4. Pledged Companies Acknowledgment and Assignment of Pledged Collateral.
          Each Pledgor shall cause each Pledged Company the Equity Interests in which are pledged or required to be pledged by such Pledgor hereunder, to execute and deliver to the Secured Party, concurrently with such pledge, an Acknowledgment Regarding Pledge Agreement (“Acknowledgment”) in the form attached as Exhibit A hereto. Concurrently with its execution and delivery hereof or of a Joinder Agreement, (i) each Pledgor of any membership interests in any Pledged Company shall execute and deliver to the Secured Party, with respect to all relevant Pledged Collateral, a fully executed Assignment of Membership Interest in the form attached as Exhibit B hereto; and (ii) each Pledgor of any capital stock in any Pledged Company shall execute and deliver to the Secured Party a fully executed Stock Power in the form attached as Exhibit C hereto. Each Pledgor hereby authorizes the Secured Party, after the occurrence and during the continuance of an Event of Default, and upon the completion of a sale conducted pursuant to Article 9 of the Code, to complete the Assignment of Membership Interest or Stock Power, as applicable, and if the assignee is not the Secured Party, to fill in the name of the purchaser of the Pledged Collateral at such sale conducted pursuant to Article 9 of the Code as the assignee, and the date on which such sale was conducted, and, thereafter, to deliver a true copy of the fully executed original of such Assignment of Membership Interest or Stock Power, as the case may be, to the Pledged Company, and, if any, other members or shareholders of the Pledged Company. Each Pledgor agrees that any Pledged Company and its constituent members or shareholders shall be entitled to rely conclusively on such Assignment of Membership Interest or Stock Power and shall have no liability to such Pledgor for any loss of damage which such Pledgor may incur by reason of such reliance, this sentence being expressly for the benefit of each such Pledged Company and such members or shareholders.
     5. Representations and Warranties.
          The Pledgors hereby jointly and severally represent and warrant to the Secured Party as follows:
          (a) Each Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have) title to all Pledged Collateral pledged by it hereunder, free and clear of all Liens except Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term).
          (b) All Equity Interests in any Pledged Company included in the Pledged Collateral have been duly authorized and validly issued to a Pledgor (as set forth on Schedule 1 hereto as the same may be updated, restated or otherwise modified from time to time in accordance with the terms hereof), are fully paid and nonassessable and constitute one hundred percent (100%) of the issued and outstanding Equity Interests (exclusive of any non-economic interest held by any Independent Manager) of such Pledged Company.
          (c) The security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority, subject to no Lien in favor of any other Person except for the junior lien securing the obligations under the Bank Financing Documents and additional Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term).
          (d) There are no restrictions upon the transfer of the Pledged Collateral, other than restrictions thereon set forth in the Financing Documents and the Bank Financing Documents, and each Pledgor has the power, authority and right to transfer the Pledged Collateral owned by such Pledgor free of any encumbrances and without obtaining the consent of any other Person.
          (e) Each Pledgor has all necessary corporate or limited liability company power to execute and deliver and perform its obligations under this Agreement.
          (f) There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Pledgors, threatened against any Pledgor with respect to the Pledged Collateral, at law or equity before any Official Body, which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Pledged Collateral; and none of the Pledgors is in violation of any order, writ, injunction or decree of any Official Body which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on such Pledgor’s ability to perform its obligations hereunder and consummate the transactions contemplated hereby.
          (g) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of each Pledgor, enforceable against such Pledgor in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor’s rights generally or by general equitable principles limiting the availability of the right of specific performance or other equitable remedies.
          (h) Neither the execution and delivery by any Pledgor of this Agreement, or of a Joinder Agreement pursuant to which it shall have become a party hereto as a Pledgor hereunder, nor compliance by said Pledgor with the terms and provisions hereof, nor the enforcement of any rights hereunder (including, but not limited to, a foreclosure sale of the Pledged Collateral), will (i) violate any provision of any Law, or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which such Pledgor is subject or any provision of any agreement, understanding or arrangement to which such Pledgor is a party or by which such Pledgor is bound, or (iii) any Coal Lease or any of the Coal Supply Contracts or any permit; provided that, the Pledgors make no representation as to the ability of any Person who acquires the Pledged Collateral upon the exercise of remedies hereunder to conduct mining operations until such Person has complied with applicable law relating to the continuation of mining permits in the event of a change of control of a permitee.

          (i) Each Pledgor’s chief executive office address is as set forth on the signature page hereto or in the Joinder Agreement to which such Pledgor is a party.
          (j) Other then the Limited Liability Company Agreement of the Company, no shareholder or other similar agreements are applicable to any of the Pledged Collateral; the applicable Organizational Documents of each Pledged Company contain no restrictions on the rights of owners of Equity Interests in such Pledged Company other than those that normally would apply to an entity of the same organizational type organized under the laws of the jurisdiction of organization of such Pledged Company; and, all rights of each Pledgor in connection with its ownership of each of the Pledged Companies which is a corporation are evidenced and governed solely by the stock certificates, instruments or other documents evidencing ownership, the applicable Organizational Documents of such Pledged Company, and applicable law.
          (k) There is no action or legal, administrative or other proceeding pending or, to any Pledgor’s knowledge, threatened which materially and adversely affects any Pledgor’s title to any Pledged Collateral or its grant of a security interest hereunder in any Pledged Collateral, nor does any Pledgor know of any basis for the assertion of any such claim.
          (l) True and complete copies of the Organizational Documents of each Pledged Company are attached to either an Officer’s Certificate of such Pledged Company delivered pursuant to Section 4.3 of the Note Agreement or the Acknowledgment of such Pledged Company which has been delivered to the Secured Party.
     6. General Covenants.
          The Pledgors hereby jointly and severally covenant and agree as follows:
          (a) Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Secured Party. Each Pledgor shall notify the Secured Party in writing at least ten (10) Business Days prior to any change in such Pledgor’s chief executive office address.
          (b) Each Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to adversely affect, to any material extent, such Pledgor’s title to any Pledged Collateral or the security interest and rights created or intended to be created by this Agreement in any Pledged Collateral or the proceeds thereof; provided, however, that with the consent of the Secured Party, which shall not be unreasonably withheld or delayed, such Pledgor may settle any such actions or proceedings with respect to the Pledged Collateral.
          (c) Each Pledgor shall, and shall cause each of the Pledged Companies the Equity Interests in which are pledged by such Pledgor hereunder to, keep separate, accurate and complete records of the Pledged Collateral, disclosing the Secured Party’s security interest hereunder.

          (d) Each Pledgor shall comply with all Laws applicable to the Pledged Collateral except for any instances of noncompliance therewith that would not individually or in the aggregate materially impair the use or value of any Pledged Collateral or the Secured Party’s rights therein hereunder.
          (e) Each Pledgor shall pay any and all taxes, assessments, duties, fees or imposts of any nature imposed by any Official Body on any of the Pledged Collateral, except to the extent the same are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any thereof would not result in any additional liability which would adversely affect to a material extent the financial condition of any Pledgor or Subsidiary of any Pledgor or which would affect a material portion of the Pledged Collateral, provided, that such Pledgor and its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.
          (f) Each Pledgor shall permit the Secured Party, its officers, employees and agents, at reasonable times to inspect all books and records related to the Pledged Collateral, subject, however to limitations of the character set forth in Section 7.2 of the Note Agreement on the similar inspection rights afforded therein to Noteholders.
          (g) To the extent that, following the date hereof, any Pledgor acquires Equity Interests in any Pledged Company or any rights, property or securities described in the definition of Pledged Collateral with respect to any Pledged Company, such Equity Interests, rights, property or securities shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged, and subject to the lien and security interest hereby granted to the Secured Party; and, such Pledgor thereupon shall deliver to the Secured Party all such documents and instruments with respect thereto as shall be required by Section 2(b), together with an updated Schedule 1 hereto.
          (h) No Pledgor shall, without the prior written consent of the Secured Party, (i) sell, assign, transfer, exchange, lease, lend or dispose of (directly or indirectly), or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien in or with respect to the Pledged Collateral, except for the Lien hereof in favor of the Secured Party, the junior lien in favor of the Bank Lenders and additional Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term). The inclusion of “proceeds” as a component of the Pledged Collateral shall not be deemed a consent by the Secured Party or any Noteholder to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to, or disposition of all or any part of the Pledged Collateral.
          (i) No Pledgor other than Parent shall amend in any respect its Organizational Documents (including any provisions or resolutions relating to Equity Interests), without providing at least twenty (20) calendar days’ prior written notice to the Noteholders and, in the event such amendment would be material and adverse to the Noteholders, as determined by the Required Holders in their sole discretion, obtaining the prior written consent of the Noteholders to such amendment. No Pledgor shall (i) consent to or vote to approve the amendment in any respect of the Organizational Documents of any Pledged Company (including any provisions relating to Equity Interests), without providing or causing such Pledged Company to provide at least twenty (20) calendar days prior written notice to the Noteholders and, in the event such amendment would be material and adverse to the Noteholders, as determined by the Required Noteholders in their sole discretion, obtaining the prior written consent of the Noteholders to such amendment; (ii) consent to or vote to approve the sale or mortgaging of any asset of any Pledged Company except (A) in the ordinary course of business, (B) for transfers expressly permitted pursuant to the Note Agreement, and (C) to provide for the Liens of this Agreement and the other Security Documents in favor of the Secured Party, the junior Liens pursuant to the Bank Financing Documents in favor of the Bank Lenders, and additional Permitted Liens (other than Permitted Liens of the types described in clauses (iv), (vii) and (viii) of the definition of that term set forth in Schedule B to the Note Agreement); or (iii) with respect to a Pledgor of membership interests in the Company, take any action in furtherance of any modification of the Organizational Documents of the Company, or any other action, that would have the effect of constituting member interests in the Company “securities” within the meaning, or otherwise subjecting such member interests to the coverage, of Article 8 of the Uniform Commercial Code of any jurisdiction.
          (j) Each Pledgor shall, at its own expense, perform and observe all of the terms and provisions of the applicable Organizational Documents to be performed or observed by such Pledgor, maintain such applicable Organizational Documents in full force and effect, and enforce such Pledgor’s rights under such applicable Organizational Documents in accordance with their terms. Each Pledgor shall promptly deliver to the Secured Party any notice of default which such Pledgor receives with respect to the applicable Organizational Documents of any Pledged Company.
          (k) Except as otherwise permitted in the Note Agreement, no Pledgor shall permit any of its Subsidiaries which is a Pledged Company to directly or indirectly (i) sell, assign, pledge or otherwise transfer or dispose of any Indebtedness of, or claim against, or Equity Interests in, any other Subsidiary of such Pledgor, or (ii) issue or sell any Equity Interests of such Subsidiary.
     7. Other Rights With Respect to Pledged Collateral.
          (a) So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all voting and other consensual and other rights pertaining to the Pledged Collateral or any part thereof pledged by such Pledgor hereunder, and such Pledgor shall have the right to deal with such Pledged Collateral and to receive distributions made in respect of any Equity Interests included in such Pledged Collateral and in the ordinary course of business, for application to any purpose and in any manner not inconsistent with the terms of this Agreement (including, without limitation, Section 6(k)), the Note Agreement or any of the other Financing Documents; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if it would result in a Potential Default or an Event of Default or have a material adverse effect on the value of any Pledged Collateral. Without limiting the foregoing and in addition thereto, no Pledgor shall vote to enable, or take any other action to permit, any Pledged Company to issue any Equity Interests or enter into or become obligated pursuant to any agreement or undertaking restricting the right or ability of any Pledgor or the Secured Party to sell, assign or transfer any of the Pledged Collateral.
          (b) Upon the occurrence and during the continuance of an Event of Default, the Secured Party, at the expense of the Pledgors, may: (i) take control of and manage all or any of the Pledged Collateral; (ii) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Secured Party, on deposit or otherwise, belonging to the Pledgors, as the Secured Party shall determine; and (iii) do anything which any Pledgor is required but fails to do hereunder.
          (c) If any Pledgor fails to perform any agreement contained herein, the Secured Party may (but shall have no obligation to) perform or cause the performance of such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by such Pledgor.
          (d) Each Pledgor hereby appoints the Secured Party to be such Pledgor’s attorney-in-fact with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time (but only upon the occurrence and during the continuance of an Event of Default) in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution in respect of any Pledged Collateral or any part thereof and to give full discharge for the same.
     8. Additional Remedies Upon Event of Default.
          Upon the occurrence of any Event of Default and for so long as such Event of Default shall be continuing, the Secured Party shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 7 and under the other Financing Documents, the following rights and remedies:
          (a) The Secured Party may, after ten (10) Business Days’ advance written notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Each Pledgor agrees that ten (10) Business Days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Secured Party may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Equity Interests, securities, or other ownership interests included in such Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof.

          (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Secured Party has made all deductions of reasonable expenses, including but not limited to reasonable attorneys’ fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Secured Party’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied as provided in Section 5.4 of the Collateral Agency Agreement.
          (c) (i) The Secured Party shall have the right to have the Pledged Collateral, or from time to time any part thereof, transferred into the name of the Secured Party pursuant to Section 3.
               (ii) All rights of each Pledgor to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise pursuant to Section 7(a) and to receive distributions in respect of Pledged Collateral shall cease, and all such rights shall thereupon become vested in the Secured Party, who shall thereafter upon notice to such Pledgor have the sole right to exercise such voting and other consensual rights and to receive 100% of all such distributions, which shall be promptly applied by Secured Party as provided in Section 5.4 of the Collateral Agency Agreement.
               (iii) All distributions which are received by any Pledgor contrary to the provisions of Section 8(b) or Section 8(c)(ii) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and forthwith shall be paid over by such Pledgor to the Secured Party as Pledged Collateral in the same form as received (with any necessary endorsements), unless all Events of Default shall have been previously cured by the Pledgors or waived in writing by the Noteholders in the manner provided in the Note Agreement.
               (iv) The Secured Party shall have the right to take control of and manage all or any of the Pledged Collateral.
     9. Secured Party’s Duties.
          The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
     10. No Waiver; Cumulative Remedies.
          No failure to exercise, and no delay in exercising, on the part of the Secured Party, any right, power or privilege available it hereunder or under applicable law shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Financing Documents or by Law. Each Pledgor waives any right to require the Secured

Party to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Secured Party’s power.
     11. Assignment.
          Subject to the provisions of the Collateral Agency Agreement, all rights of the Secured Party under this Agreement shall inure to the benefit of its successors and assigns (including any successor Collateral Agent under the Collateral Agency Agreement). All obligations of each Pledgor hereunder shall bind its successors and assigns; provided, however, no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein.
     12. Additional Pledgors; Additional Pledged Collateral.
     In the event that, at any time subsequent to the date hereof, any Person (other than TWCC) shall become a Subsidiary of the Company or of a Guarantor (including any Subsidiary of the Company which, pursuant to Section 9.2 of the Note Agreement, shall have become a Guarantor subsequent to the date hereof), then, in each such event (hereinafter referred to as an “Acquisition Event”), such Person, forthwith upon the occurrence of such Acquisition Event and without further act by any party, shall be deemed and become a Pledged Company for all purposes of this Agreement, and as promptly as practical (and in any event not later than sixty (60) days) following such Acquisition Event:
     (i) If such Person shall have become a Subsidiary of a Guarantor and the following clause (ii) hereof shall not be applicable, the Company shall cause such Guarantor to (A) join in this Agreement as an Additional Pledgor hereunder and become bound by the terms hereof by executing and delivering to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit G(1) to the Note Agreement (a “Joinder Agreement”), completed in a manner satisfactory to the Collateral Agent, which, without limiting the provisions of said Section 9.2 of the Note Agreement, shall be effective to confirm the pledge to the Secured Party hereunder of all right, title and interest of such Guarantor in to and under all Pledged Collateral relating to such Person and (B) deliver to the Secured Party all such documents and instruments with respect to such Pledged Collateral as shall be required by Section 2(b) hereof.
     (ii) If such Person shall have become a Subsidiary of the Company or of any Guarantor which shall have theretofore become an Additional Pledgor hereunder, the Company or such Additional Pledgor, as the case may be, shall comply with Section 6(g) hereof with respect to the Pledged Collateral relating to such Person.
     (iii) The Pledgors shall furnish to the Secured Party a revised Schedule 1 hereto, identifying such Person and the Equity Interests in such Person, reflecting the pledge to the Secured Party hereunder of all Pledged Collateral relating to such Person, and showing all Equity Interests owned by such Person in any other Person.

          Nothing in this Section 12 is intended or shall be construed to permit the Company or any other Obligor to consummate any Acquisition Event or any other transaction that it would not be permitted to consummate pursuant to the terms of the Note Agreement.
     13. Recourse to Parent.
     The Secured Party’s and the Noteholders’ recourse against Parent hereunder shall be solely limited to Parent’s interest in the Pledged Collateral and the enforcement of their respective rights under this Agreement.
     14. Severability.
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     15. Governing Law.
          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
     16. Notices.
          All notices and other communications hereunder shall be in writing and shall be delivered by (i) first-class certified mail, postage prepaid, return receipt requested, (ii) express delivery such as Federal Express or similar service, or (iii) personal delivery, addressed (A) if to a Pledgor, to the address of such Pledgor set forth on the appropriate signature page hereof or in the Joinder Agreement to which it is a party, or at such other address as such Pledgor shall have furnished to the Secured Party and the Noteholders in writing, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston Massachusetts 02109, Attn: Michael Levitin, Esq., or such other address as the Company or such Pledgor shall have furnished to the Secured Party and the Noteholders in writing, or (B) if to the Secured Party, to it at One U.S. Bank Plaza, Mail Code: SL-TW-06CT, St. Louis, MO 63101, Attention: Brian Kabbes, or at such other address as the Secured Party shall have furnished to the Pledgors and the Noteholders in writing, or (C) if to a Noteholder, at the address of such Noteholder specified, or provided for in accordance with, Section 18 of the Note Agreement or at such other address as such Noteholder shall have furnished to the Pledgors and the Secured Party in writing. Any notice shall be deemed to be given only when actually received.
     17. Specific Performance.
          Each Pledgor acknowledges and agrees that, in addition to the other rights of the Secured Party hereunder and under the other Financing Documents, because the Secured Party’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Secured Party’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which such Pledgor has appointed the Secured Party its attorney-in-fact, and (v) to enforce the Secured Party’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in money damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
     18. Consent to Jurisdiction.
          EACH OF THE PLEDGORS AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST THE PLEDGORS, OR ANY OF THEM, FOR BREACH HEREOF, OR AGAINST ANY OF THEIR PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY NOTEHOLDER OR THE SECURED PARTY OR ON BEHALF OF ANY NOTEHOLDER OR THE SECURED PARTY, AS SUCH NOTEHOLDER OR THE SECURED PARTY MAY ELECT, AND EACH PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING. EACH PLEDGOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 16 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE SECURED PARTY AND EACH NOTEHOLDER SHALL HAVE BEEN NOTIFIED PURSUANT HERETO. IN ADDITION, EACH PLEDGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     19. Waiver of Jury Trial.
          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE

OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     20. Entire Agreement; Amendments.
          This Agreement together with the other Financing Documents constitutes the entire agreement between and among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor. This Agreement may not be amended or supplemented, other than pursuant to a Joinder Agreement entered into as contemplated by Section 12, except by a writing signed by the Secured Party and the Pledgors.
     21. Counterparts.
          This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.
     22. Descriptive Headings; Etc.
          The descriptive section and other subdivision headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement. References in this Agreement to a particular section or other subdivision, or to a particular schedule or exhibit, shall, unless otherwise specified herein, be deemed a reference to that section or other subdivision of, or that schedule or exhibit to, this Agreement.
     23. Consent by Parent.
          Parent hereby (i) acknowledges receipt of and consents to and agrees to be bound by the terms of, the Collateral Agency Agreement and (ii) (a) acknowledges receipt of and consents to and agrees to be bound by the terms of, the Intercreditor Agreement (b) agrees not to take any action that would have the effect of contravening the terms thereof, (c) agrees to comply with all terms thereof requiring its compliance or consent, and (d) agrees that it is not a third-party beneficiary thereof.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO
PLEDGE AGREEMENT]
     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WESTMORELAND COAL COMPANY

By	/s/ Douglas P. Kathol

Name: Douglas P. Kathol
Title: Vice President-Development and Treasurer

Address:
2 North Cascade Avenue
2nd Floor
Colorado Springs, Colorado 80903

WESTMORELAND MINING LLC

By	/s/ Douglas P. Kathol

Name: Douglas P. Kathol
Title: Vice President

Address:
2 North Cascade Avenue
2nd Floor
Colorado Springs, Colorado 80903

[SIGNATURE PAGE 2 OF 2 TO PLEDGE AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By	/s/ Brian J. Kabbes
	Name:	Brian J. Kabbes
	Title:	Vice President

SCHEDULE 1
TO
PLEDGE AGREEMENT
Description of Pledged Collateral
A. Corporations

Pledgor	Pledged Company	Type and Amount of Equity Interests
Westmoreland Mining LLC	Western Energy Company Dakota Westmoreland Corporation Westmoreland Savage Corporation	118,111.429 shares (100%) 1,000 shares (100%) 1,000 shares (100%)
B. Limited Liability Companies

Pledgor	Pledged Company	Type and Amount of Equity Interests
Westmoreland Coal Company	Westmoreland Mining LLC	100% limited liability company interests
C. Partnerships

Pledgor	Pledged Shares	Type and Amount of Ownership
N/A